AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT, dated as of July 27, 2016 (this “Amendment”), is among:

(a) Ferrellgas Receivables, LLC, a Delaware limited liability company (“Seller”),

(b) Ferrellgas, L.P., a Delaware limited partnership (“Ferrellgas”), as initial Servicer (the initial Servicer together with Seller, the “Seller Parties” and each a “Seller Party”),

(c) Wells Fargo Bank, N.A., individually (“Wells” or a “Purchaser”),

(d) Fifth Third Bank, individually (“Fifth Third” or a “Purchaser”) and as a co-agent (a “Co-Agent”),

(e) SunTrust Bank, individually (“SunTrust” or a “Purchaser”) and as a co-agent (a “Co-Agent”), and

(f) Wells, as administrative agent for the Purchasers (hereinafter defined) (together with its successors and assigns, the “Administrative Agent” and, together with the Co-Agents, the “Agents”).

PRELIMINARY STATEMENTS

A. The Seller Parties, the Purchasers and the Agents are party to that certain Receivables Purchase Agreement dated as of January 19, 2012 (as amended or otherwise modified from time to time, the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement).

B. The Seller Parties have requested that the Purchasers and the Agents agree to amend the Agreement as set forth in Section 1 below.

C. The Agents and the Purchasers are willing to agree to the requested amendments, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby further agree as follows:

Section 1. Amendments.

1.1. Each of Sections 9.1(m), (n) and (o) of the Agreement are hereby amended and restated in its entirety to read, respectively, as follows:

(m) Ferrellgas shall fail to maintain a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter of at least 2.50 to 1.00.

(n) Ferrellgas shall fail to maintain a Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) as of the end of any period of four fiscal quarters of not greater than 2.75 to 1.00.

(o) Ferrellgas shall fail to maintain a Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the end of any period of four fiscal quarters of not greater than 5.50 to 1.00.

1.2. The definition of each of the following terms set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

“Administrative Agent’s Fee Letter” means the letter agreement dated as of July 26, 2016 between Seller and the Administrative Agent, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Applicable Margin” means 1.35% per annum; provided, however, that the foregoing percentage shall increase to 3.35% per annum at any time during which an Amortization Event exists and is continuing.

“Commingling Risk Reserve Percentage” means 5.0%, provided that if deemed necessary or advisable in the reasonable judgment of (a) the Administrative Agent or (b) Fifth Third and SunTrust, acting jointly, in either case, following (i) an adverse change in financial condition or circumstances of Seller and (ii) consultation with (which does not imply concurrence of) Seller, the Administrative Agent may (and shall if directed to do so by Fifth Third and SunTrust, acting jointly), increase this percentage to a higher percentage not to exceed 12.5%.

“Commitment” means for each Purchaser, its commitment to purchase Purchaser Interests from Seller in the aggregate amount set forth on Schedule A hereto, as the same may be updated from time to time pursuant to Section 1.1(b) or pursuant to the following proviso provided, however, that not more than once during the term of this Agreement, so long as no Amortization Event or Potential Amortization Event exists or would result therefrom, one or more of the Purchasers (each, an “Increasing Purchaser”) may, at the request of Seller, consent to an increase in its Commitment of not more than $50,000,000 in the aggregate for all Purchasers, and each of the applicable Purchasers, in its sole and absolute discretion, may consent to or decline to consent to its share, if any, of the requested increase. Any increase in an Increasing Purchaser’s Commitment may be effectuated pursuant to an instrument signed by such Increasing Purchaser and the Seller, and concurrently therewith Schedule A hereto shall be deemed automatically updated to reflect the increased Commitment of each Increasing Lender documented therein.

“Concentration Percentage” means, at any time in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the percentage determined according to the following table for Obligors who have a non-credit-enhanced, senior unsecured short term debt rating currently assigned to them by S&P or Moody’s (or in the absence thereof, the equivalent non-credit enhanced long-term unsecured senior debt ratings):

Level	S&P Short-Term Rating (if no long-term rating is available)	Moody’s Short-Term Rating (if no long-term rating is available)	S&P Rating Long-Term Rating	Moody’s Long-Term Rating	Concentration Percentage

1	A-1+	P-1	AA or better	Aa2 or better	10%

2	A-1	P-1	A	A2	8%

3	A-2	P-2	BBB	Baa2	6%

4	A-3	P-3	BBB-	Baa3	4%

5	Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	Below BBB- or Not Rated by either S&P or Moody’s	Below Baa3 or Not Rated by either S&P or Moody’s	2.5%

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two (if there is only one rating level difference), and one rating above the lower rating (if there are two or more rating levels difference), (ii) if any Obligor has only one rating available, the next lower rating category will apply, (iii) if any Obligor is not rated by either S&P or Moody’s, the Concentration Percentage shall be the percentage set forth in level 5 above shall apply, (iv) if any Obligor’s payment obligation with respect to a Receivable is guaranteed by such Obligor’s parent, the parent’s ratings will be used but shall be subject to the other provisions of this definition, and (v) upon Seller’s request from time to time, the Purchasers, in their sole discretion, may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Required Purchasers upon not less than thirty (30) days’ written notice to the Seller and the Purchasers.

“Credit Agreement” means that certain Credit Agreement, dated as of November 2, 2009, by and among Ferrellgas, the General Partner, each lender from time to time party thereto and Bank of America, N.A. as administrative agent, as in effect on the date of this Agreement and as amended by Amendment No. 1 to Credit Agreement dated as of September 23, 2011, Amendment No. 2 to Credit Agreement dated as of October 21, 2013, Amendment No. 3 dated as of June 6, 2014, Amendment No. 4 dated as of May 29, 2015, and as further amended, restated or otherwise modified from time to time with the consent of the Agents under this Agreement in their capacities as such unless otherwise expressly provided herein, regardless of whether the same remains in effect.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States (each such Receivable, a “Domestic Receivable”), except that Receivables which are not Domestic Receivables in an amount that does not exceed 2% of the aggregate Outstanding Balance of total Receivables may be included as “Eligible Receivables” without the need to perfect the Administrative Agent’s security interest in such Receivables under the laws of any foreign jurisdiction; (b) is not an Affiliate of any of the parties hereto; and (c) is not a Governmental Authority against which claims may only be assigned in compliance with the Federal Assignment of Claims Act or similar legislation (each such Receivable, the Obligor of which is a Governmental Authority against which claims may only be assigned in compliance with the Federal Assignment of Claims Act or similar legislation, being a “Government Receivable”), except that a portion of Government Receivables not to exceed 2% of the aggregate Outstanding Balance of total Receivables may be included as “Eligible Receivables” without the need to comply with the Federal Assignment of Claims Act or similar legislation,

(ii) the Obligor of which is not the Obligor on Defaulted Receivables, the aggregate Outstanding Balance of which exceeds 50% of such Obligor’s total Receivables,

(iii) which is not, on any date of determination, a Defaulted Receivable, a Charged-Off Receivable, or, if a Delinquency Trigger Event has occurred, a Delinquent Receivable,

(iv) which by its terms is due and payable within 30 days of the original billing date therefore and has not had its payment terms extended, provided that Receivables due and payable between 31 and 90 days of the original billing date in an aggregate amount not to exceed 15% of total Receivables may be included in Eligible Receivables,

(v) which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(vi) which is denominated and payable only in United States dollars in the United States,

(vii) which arises under an invoice, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii) which arises under an invoice which (A) does not require the Obligor under such invoice to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such invoice and (B) does not contain a confidentiality provision that purports to restrict the ability of the Administrative Agent to exercise its rights, on behalf of the Purchasers, under the Transaction Documents, including, without limitation, its right to review such invoice,

(ix) which arises under an invoice that contains an obligation to pay a specified sum of money, contingent only upon the sale of propane, propane appliances or other related goods or the provision of services by the applicable Originator,

(x) which, together with the invoice related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the invoice related thereto is in violation of any such law, rule or regulation,

(xi) which satisfies all material requirements of the applicable Credit and Collection Policy,

(xii) which was generated in the ordinary course of the applicable Originator’s business,

(xiii) which arises solely from the sale of propane, propane appliances or other related goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(xiv) as to which the Administrative Agent has not notified Seller that the Administrative Agent has determined, in the exercise of its commercially reasonable credit judgment, that such Receivable or class of Receivables is not acceptable as an Eligible Receivable,

(xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the propane, propane appliances or other related goods the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the invoice, or defective goods returned in accordance with the terms of the invoice),

(xvi) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xvii) in which Seller’s ownership interest therein is free and clear of any Adverse Claim other than a first priority perfected security interest in favor of the Administrative Agent, and

(xviii) which is reported on PeopleSoft or Navision or such other similar system that is reasonably acceptable to the Administrative Agent.

Notwithstanding the foregoing, Receivables associated with the “level-pay program” shall be Eligible Receivables to the extent that the aggregate amount of such Receivables does not exceed 20% of total Retail Receivables. For the avoidance of doubt, (a) Receivables associated with the “level-pay program” shall be counted towards the percentage in the preceding sentence and shall be Eligible Receivables only if the account balance of the Obligor participating in the level-pay program is a debit, and (b) anything contained in the representations, covenants or indemnities of this Agreement to the contrary notwithstanding, in no event will the failure to perfect the Administrative Agent’s security interest in Eligible Receivables permitted under clause (i)(a), (i)(b) or (i)(c) of this definition under foreign law, the Federal Assignment of Claims Act or similar legislation, as applicable, give rise to an Amortization Event or to Indemnified Amounts.

“Interim Reporting Date” means (a) the third Business Day of each calendar week, (b) the eighth Business Day of each calendar month beginning on or after May 1, 2012, (c) each Business Day following not less than three Business Days’ prior written notice from the Administrative Agent that it desires daily reporting, and (d) each other Business Day selected by the Servicer.

“LMIR” means, for any day, the sum of (a) the greater of (i) the one-month “Eurodollar Rate” for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page), and (ii) 0%, plus (b) the Applicable Margin.

“Scheduled Termination Date” means the earlier to occur of (a) the stated maturity date under the Credit Agreement (or any replacement thereof and as the same may be modified from time to time regardless of whether the Agents under this Agreement consent to such modification), and (b) July 29, 2019.

“Unused Fee” means, on each Monthly Payment Date, a fully-earned and non-refundable fee payable by the Seller to the Administrative Agent, for the ratable account of the Purchasers, equal to 0.35% per annum multiplied by the average daily excess, if any, during the Accrual Period then most recently ended of (i) the Aggregate Commitments over (ii) the Aggregate Capital outstanding. For the avoidance of doubt, in no event may any reduction in the Aggregate Commitment become effective for purposes of computing the Unused Fee if, after giving effect to such reduction, the Aggregate Capital outstanding would exceed the Aggregate Commitments as so reduced.

1.3. The definition of “Servicer Compliance Certificate” set forth in Exhibit I to the Agreement is hereby deleted.

1.4. Schedule A to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex I hereto.

1.5. Schedule C to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex II hereto.

1.6. Schedule D to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex III hereto.

Section 2. Representations and Warranties. Each Seller Party hereby represents and warrants to the Agents and the Purchasers, as to itself, as of the date hereof that:

2.1. The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Agreement as amended hereby, are within its organizational powers and authority and have been duly authorized by all necessary action on its part. This Amendment has been duly executed and delivered by such Seller Party.

2.2. After giving effect to this Amendment, each of such Seller Party’s representations and warranties set forth in Section 5.1 of the Agreement is true and correct in all material respects as of the date hereof (except for such representations and warranties that speak only as of an earlier date, in which case they are true and correct as of such date).

Section 3. Conditions Precedent. This Amendment shall become effective as of the date specified in the preamble hereto upon satisfaction of each of the following conditions precedent:

3.1. The Administrative Agent shall have received counterparts hereof duly executed by each of the Seller Parties, the Agents and the Purchasers.

3.2. The Administrative Agent shall have received counterparts of an amendment fee letter, dated as of the date hereof, duly executed by each of the Seller, the Agents and the Purchasers, together with payment in immediately available funds of the closing fees due and payable thereunder.

3.3. The Administrative Agent shall have received counterparts of the Administrative Agent’s Fee Letter, dated as of the date hereof, duly executed by the Seller and the Administrative Agent, together with payment in immediately available funds of the Administrative Agent’s Fee due and payable thereunder.

3.4. All reasonable fees and disbursements of Barnes & Thornburg LLP in connection with the preparation of this Amendment for which the Seller has received an invoice shall have been paid in full.

Section 4. Miscellaneous.

4.1. Except as expressly amended hereby, the Agreement remains unaltered and in full force and effect.

4.2. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

4.3. SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

4.3. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, THE AGREEMENT AS AMENDED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

4.4. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

4.5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any executed counterpart of this Amendment that is delivered by facsimile or electronic mail message attaching a         .PDF or other image of such executed counterpart shall, to the fullest extent permitted by applicable law, have the same force and effect as an original of such executed counterpart.

4.6. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS RECEIVABLES, LLC

By: /s/ Alan C. Heitmann

Name: Title:	Alan C. Heitmann Executive Vice President and

Chief Financial Officer

FERRELLGAS, L.P.

By: Ferrellgas, Inc., its General Partner

By: /s/ Alan C. Heitmann

Name: Title:	Alan C. Heitmann Executive Vice President and

Chief Financial Officer

WELLS FARGO BANK, N.A.,
Individually as a Purchaser and as Administrative Agent

By: /s/ Eero Maki

Name: Title:	Eero Maki Senior Vice President

SUNTRUST BANK,
Individually as a Purchaser and as a Co-Agent

By: /s/ Pawan Churiwal

Name:	Pawan Churiwal

Title: Vice President

FIFTH THIRD BANK, individually as a Purchaser and as a Co-Agent

By: /s/ Brian Gardner
Name: Brian Gardner
Title: Director